Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 18, 2004, relating to the consolidated and combined financial statements of Braskem S.A., which appear in such Registration Statement. We also consent to the references to us under the captions “Presentation of Financial and Other Information” and “Experts” sections in such Registration Statement.

PricewaterhouseCoopers
Auditores Independentes

Salvador, Brazil

August 3, 2004